Exhibit 10.5

FRANKLIN BANK CORP.
INCENTIVE STOCK OPTION AGREEMENT
(2004 Long-Term Incentive Plan)

     This Incentive Stock Option Agreement (“Option Agreement”) is between Franklin Bank Corp., a Delaware corporation (the “Company”), and                      (the “Participant”).

W I T N E S S E T H:

     The Company has heretofore adopted the Franklin Bank Corp. 2004 Long-Term Incentive Plan (the “Plan”) to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly related to increases in Company shareholder value (the Company and its Subsidiaries collectively hereinafter referred to as the “Company”). The Company, acting through a committee of its Board of Directors that is administering the Plan pursuant to Section 2 thereof (“Committee”), has determined that its interest will be advanced by the issuance to the Participant of an Incentive Stock Option under the Plan and pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

     1. Stock Option. Subject to the terms and conditions contained herein, the Company, effective as of                      (the “Grant Date”), hereby grants to Participant the right and option (“Stock Option”) to purchase from the Company                     shares of the Company’s common stock, $.01 par value (“Common Stock”), at a price of $      per share (“Option Price”), which is deemed to be not less than the Fair Market Value of the Common Stock as of the Grant Date.

     2. Option Term. Unless otherwise provided for herein, the Stock Option may be exercised by Participant in whole or in part at any time during                      (“Option Term”) beginning on the Grant Date, subject to the limitation that said Stock Option shall not vest and become exercisable for more than a portion of the aggregate number of shares offered by the Stock Option as determined by Participant’s number of full years of employment with the Company from the Grant Date to the date of such exercise, in accordance with the following schedule:

Cumulative Percentage of Total
Number of Full Years of Employment	Shares Granted that are Vested/May
from the Grant Date	be Purchased

     In the event of a Change in Control, the Stock Option shall become fully exercisable and vested.

     3. Method of Exercise. The Stock Option may be exercised, in whole or in part, to the extent vested, at any time during the Option Term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already owned shares have been held by the Participant for at least six months at the time of exercise or were purchased on the open market. If approved by the Committee, to the extent permitted by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be delivered until full payment therefor has been made. Except as otherwise provided in Section 5(m) of the Plan, the Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 15(a) of the Plan.

As promptly as practicable after receipt of such written notice of exercise, payment in full of the Option Price and receipt of Participant’s representation as described in Section 15(a) of the Plan, if such representation is requested by the Company, the Company shall deliver to the Participant certificates for the number of shares with respect to which the Stock Option has been so exercised, issued in the Participant’s name or such other name as Participant directs.

     4. Nontransferability. Except as may otherwise be provided by the Committee, the Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution or any other testamentary distribution. The Stock Option shall be exercisable, subject to the terms of the Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom the Stock Option is transferred pursuant to this paragraph, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that Termination of

Employment shall continue to refer to the Termination of Employment of the original Participant.

     5. Termination by Death. If the Participant incurs a Termination of Employment by reason of death, the Stock Option may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for (i) a period of one year from the date of such death or (ii) the expiration of the Option Term, whichever period is shorter.

     6. Termination by Reason of Disability. If the Participant incurs a Termination of Employment by reason of Disability, the Stock Option may thereafter be exercised by the Participant (or the appointed fiduciary of such Participant), to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year from the date of such Termination of Employment or until the expiration of the Option Term, whichever period is shorter; provided, however, that if the Participant dies within such period, the Stock Option shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death until the expiration of the Option Term. In the event of Termination of Employment by reason of Disability, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     7. Termination by Reason of Retirement. If the Participant incurs a Termination of Employment by reason of Retirement, the Stock Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of one year from the date of such Termination of Employment or until the expiration of the Option Term, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised portion of the Stock Option shall, notwithstanding the expiration of such period, continue to be exercisable for (i) a period of one year from the date of such death or (ii) the expiration of the Option Term, whichever period is shorter. In the event of Termination of Employment by reason of Retirement, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code (a three-month period as of the date of this Agreement), it will thereafter be treated as a NonQualified Stock Option.

     8. Other Termination. If the Participant incurs a Termination of Employment for Cause, the Stock Option shall thereupon terminate. If the Participant incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, the Stock Option, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of the Option Term; provided, however, that if the Participant dies within such three-month period, any unexercised portion of the Stock Option shall, notwithstanding the expiration of such three-month period, continue to be exercisable for (i) a period of one year from the date of such death or (ii) the expiration of the Option Term, whichever period is shorter.

     9. Change of Control Termination. In the event the Participant incurs a Termination of Employment during the 24-month period following a Change in Control other than (i) by the Company for Cause, (ii) by reason of death, (iii) by reason of Disability or (iv) by voluntary resignation other than by reason of an Involuntary Termination, the Stock Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (A) the longer of (1) one year from such date of termination or (2) such other period as may be provided in the Plan for such Termination of Employment, or (B) until expiration of the Option Term, whichever period is shorter. If the Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, it will thereafter be treated as a NonQualified Stock Option.

     10. Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which the Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Option Price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out.

     11. Change in Control Cash-Out. During the 60-day period from and after a Change in Control (the “Exercise Period”), the Participant shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the Option Price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Option Price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which the Participant has elected to exercise the right set forth in this Section 11.

     12. Forfeiture of Stock Option. In the event of serious misconduct by the Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any Termination of Employment for Cause), or any activity of the Participant in competition with the business of the Company or any Affiliate of the Company, the Stock Option may, in the discretion of the Committee, be cancelled, in whole or in part, whether or not vested. The determination of whether the Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Affiliate of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 12 shall have no application following a Change in Control.

     13. No Rights as Stockholder. Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the Stock Option is exercised by written notice and accompanied by payment as provided in Section 3. Until such time, Participant shall not be entitled, by virtue of holding this Stock Option, to dividends or to vote at meetings of the stockholders of the Company. Except as provided in Sections 14 and 15 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Participant shall have become a stockholder as provided herein above.

     14. Extraordinary Corporate Transactions. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves and such transaction is not a Change in Control (each of the foregoing a “Fundamental Change”), then thereafter upon the exercise of any portion of the Stock Option, the Participant shall be entitled to purchase under the Stock Option, in lieu of the number of shares of Common Stock as to which the Stock Option shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change as if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which the Stock Option is then exercisable.

     15. Changes in Capital Structure. The existence of the Stock Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of notes, bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. The issuance by the Company of any other class of securities which is not Common Stock or convertible into Common Stock shall not affect the number of shares of Common Stock subject to the Stock Option or the purchase price per share, unless the Committee shall determine in its sole discretion than an adjustment is necessary to provide equitable treatment to the Participant. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Stock Option is exercisable, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities subject to the Plan or subject to the Stock Option, and the Stock Option price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate Option Price.

     16. Representations/Agreements. The Committee may require each person purchasing or receiving shares pursuant to this Option Agreement to make certain representations to and agreements with the Company in writing, including, without limitation, that such person is acquiring the shares without a view to the distribution thereof.

     17. Legends on Certificates. The certificates for shares purchased or received pursuant to this Option Agreement may include any legend required by law or which the Committee deems appropriate to reflect any restrictions on transfer.

     18. Compliance With Laws. Notwithstanding any of the other provisions hereof, Participant agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Stock Option or the issuance of such shares of Common Stock would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any provision of Section 15(a) of the Plan.

     19. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Stock Option, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under this Option Agreement and under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     20. Resolution of Disputes. As a condition of the granting of the Stock Option hereby, the Participant, his or her legal representatives, heirs, successors and other transferees agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Participant, his or her legal representatives, heirs, successors and other transferees.

     21. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by fax. All notices of the exercise of the Stock Option hereunder shall be directed to Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042, Attention: Corporate Secretary. Any notice given by the Company to the Participant directed to such person at their address on file with the Company shall be effective to bind the Participant and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of the Participant’s rights hereunder and the Participant shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of the Participant’s rights or privileges hereunder.

     22. Construction and Interpretation. Whenever the term “Participant” is used herein under circumstances applicable to any other person or persons to whom the Stock Option may be transferred, the word “Participant” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

     23. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

     24. Employment Relationship. Employees shall be considered to be in the employment of the Company as long as they remain employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code). Any questions as to whether and when there has been a Termination of Employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the

Company, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between the Participant and the Company.

     25. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

     26. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     IN WITNESS WHEREOF, this Option Agreement has been executed this ___day of                     , 200___.

FRANKLIN BANK CORP.
By:
	Name:	Anthony J. Nocella
	Title:	Chief Executive Officer

PARTICIPANT
Name: